UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Proxy Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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Ranger Energy Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RANGER ENERGY SERVICES, INC.
10350 Richmond Avenue, Suite 550
Houston, Texas 77042
NOTICE OF STOCKHOLDER ACTION TAKEN PURSUANT TO WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the stockholders of Ranger Energy Services, Inc.:

The enclosed information statement (the “Information Statement”) is being distributed to the holders of record as of the close of business on October 15, 2021 (the “Record Date”) of the Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Ranger Energy Services, Inc. (the “Company”).

The purpose of the Information Statement is to inform you of action taken by holders of a majority of the Company’s voting power. The Company has received from Ranger Energy Holdings, LLC, a Delaware limited liability company (“Ranger Holdings I”), Ranger Energy Holdings II, LLC, a Delaware limited liability company (“Ranger Holdings II”), Torrent Energy Holdings, LLC, a Delaware limited liability company (“Torrent Holdings I”), Torrent Energy Holdings II, LLC, a Delaware limited liability company (“Torrent Holdings II”), CSL Energy Holdings I, LLC, a Delaware limited liability company (“CSL Holdings II”), CSL Energy Opportunities Master Fund, LLC, a Delaware limited liability company] (“CSL Energy Holdings II”), CSL Fund II Preferred Holdings LLC, a Delaware limited liability company (“CSL Preferred Holdings” and, together with Ranger Holdings I, Ranger Holdings II, Torrent Holdings I, Torrent Holdings II, CSL Holdings II and CSL Energy Holdings II the “CSL Entities”) and Bayou Well Holdings Company, LLC, a Delaware limited liability company (“Bayou”) an action by written consent of stockholders (the “Written Consent”) executed by the CSL Entities and Bayou approving:

1. in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual (“Section 312.03”), the issuance and sale of 6,000,001 shares of Class A Common Stock (subject to adjustment) upon the conversion of shares of Series A Convertible Preferred Stock, par value $0.01 (the “Preferred Stock”) of the Company purchased by certain investors in a private placement, as more fully described in the Information Statement (the “Preferred Conversion”); and

2. in accordance with Section 312.03, the issuance to Ranger Holdings I, Torrent Holdings I, and CSL Energy Opportunities Fund II, L.P., a Delaware limited partnership (“CSL Fund” and, together with Ranger Holdings I and Torrent Holdings I, “CSL”) and Bayou, of 376,185 shares of Class A Common Stock (the “Related Party Issuance” and, together with the Preferred Conversion, the “Actions”).

Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and our organizational documents permit any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of a majority of the voting power of the outstanding capital stock of the Company required to approve the action at a meeting. Accordingly, the CSL Entities and Bayou, which together hold a majority of the issued and outstanding Class A Common Stock, have executed the Written Consent approving the Actions.

A copy of the Written Consent is set forth in Exhibit A to the Information Statement.

All necessary corporate approvals in connection with the matters referred to in this Information Statement relating to the Actions have been obtained, and the Company may implement the Actions upon providing necessary notice to its non-consenting stockholders in accordance with the DGCL and the U.S. federal securities laws. This Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing the non-consenting stockholders of these Actions before the Company takes such Actions set forth in the Written Consent. In accordance with Rule 14c-2 under the Exchange Act, the Company may implement the Actions no sooner than 20 calendar days after the definitive form of the accompanying Information Statement is first being mailed to the Company’s stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being provided to you for your information to comply with the Exchange Act requirements. You are urged to read this Information Statement carefully in its entirety. No action is required on your part in connection with this document. No stockholder meeting will be held in connection with this Information Statement.

By Order of the Board of Directors,
/s/ Stuart N. Bodden
Stuart Bodden President, Chief Executive Officer and Director
Houston, Texas
October 22, 2021

RANGER ENERGY SERVICES, INC.

i

RANGER ENERGY SERVICES, INC.
10350 Richmond Avenue, Suite 550
Houston, Texas 77042
INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

On September 9, 2021, and July 29, 2021, respectively, the Board of Directors (the “Board of Directors” or the “Board”) of Ranger Energy Services, Inc. (the “Company”) approved, subject to further approval by the Company’s stockholders, the Actions.

The Company has received from Ranger Energy Holdings, LLC, a Delaware limited liability company (“Ranger Holdings I”), Ranger Energy Holdings II, LLC, a Delaware limited liability company (“Ranger Holdings II”), Torrent Energy Holdings, LLC, a Delaware limited liability company (“Torrent Holdings I”), Torrent Energy Holdings II, LLC, a Delaware limited liability company (“Torrent Holdings II”), CSL Energy Holdings I, LLC, a Delaware limited liability company (“CSL Holdings II”), CSL Energy Opportunities Fund II, L.P., a Delaware limited partnership (“CSL Energy Holdings I”), CSL Energy Opportunities Master Fund, LLC, a Delaware limited liability company (“CSL Energy Holdings II”), CSL Fund II Preferred Holdings LLC, a Delaware limited liability company (“CSL Preferred Holdings” and, together with Ranger Holdings I, Ranger Holdings II, Torrent Holdings I, Torrent Holdings II, CSL Holdings II and CSL Energy Holdings II the “CSL Entities”) and Bayou Well Holdings Company, LLC, a Delaware limited liability company (“Bayou”) an action by written consent of stockholders (the “Written Consent”) executed by the CSL Entities and Bayou approving:

1. in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual (“Section 312.03”), the issuance and sale of 6,000,001 shares of Class A Common Stock (subject to adjustment) upon the conversion of shares of Series A Convertible Preferred Stock, par value $0.01 (“Preferred Stock”) of the Company purchased by certain investors in a private placement, as more fully described in the Information Statement (the “Preferred Conversion”); and

2. in accordance with Section 312.03, the issuance to Ranger Holdings I, Torrent Holdings I, and CSL Energy Opportunities Fund II, L.P., a Delaware limited partnership (“CSL Fund” and, together with Ranger Holdings I and Torrent Holdings I, “CSL”) and Bayou, of 376,185 shares of Class A Common Stock (the “Related Party Issuance” and, together with the Preferred Conversion, the “Actions”).

    ACTION BY WRITTEN CONSENT; NO VOTE REQUIRED
As the Actions have been duly authorized and approved by the written consent of the holders of at least a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you. Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval by at least a majority of the outstanding voting power of our shares of Common Stock has been duly secured by written consent executed and delivered to us by the CSL Entities and Bayou, as noted above.

As of the close of business on October 15, 2021 (the “Record Date”), there were 18,583,150 shares issued and 18,031,322 shares outstanding of Class A Common Stock, no shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and 880,868 restricted stock awards granted and unvested entitled to vote (“RSAs”). On the Record Date, there were 18,912,190 securities, including Class A Common Stock and RSAs, entitled to vote. The Preferred Stock are not entitled to vote. On the Record Date, the CSL Entities owned 9,441,401 shares of Class A Common Stock and 19,480 RSAs, representing approximately 50.0% of the securities of the Company entitled to vote, and Bayou owned 500,232 shares of Class A Common Stock and 19,480 RSAs, representing approximately 2.7% of the securities of the Company entitled to vote. Accordingly, the Written Consent executed by the CSL Entities and Bayou pursuant to DGCL Section 228 and delivered to us is sufficient to approve the Actions and no further stockholder vote or other action is required.

The DGCL does not provide for dissenters’ rights of appraisal in connection with any of the Actions, and we do not intend to independently provide stockholders with any such right.

    NOTICE OF ACTION BY WRITTEN CONSENT
Pursuant to Section 228(e) of the DGCL, we are required to provide prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing to such action. This information statement serves as the notice required by Section 228(e) of the DGCL.

    ACTION ONE – APPROVAL OF THE PREFERRED CONVERSION
    General

As previously disclosed, on September 10, 2021, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (each a “Purchaser” and collectively, the “Purchasers”) to issue and sell in a private placement (the “Private Placement”) 6,000,001 newly issued shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), in exchange for cash consideration in an aggregate amount of $42 million. The Preferred Stock will automatically convert into shares of Class A Common Stock following receipt of stockholder approval and effectiveness of a registration statement (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale of shares of Class A Common Stock received upon the Preferred Conversion. The Private Placement closed on October 1, 2021.

Proceeds from the Private Placement were used to fund the acquisition by Ranger Energy Acquisition, LLC (the “Buyer”), a Delaware corporation and controlled subsidiary of the Company, of all assets associated with the business lines outside the State of California (excluding the water logistic business) of Basic Energy Services, Inc. and certain of its subsidiaries (the “Basic Sellers) (collectively, the “Basic Assets”) on October 1, 2021, pursuant to an Asset Purchase Agreement, dated as of September 15, 2021, by and among the Buyer and the Basic Sellers (the “Basic APA”) (the “Basic Transaction”).

In connection with the Private Placement and the Basic Transaction, on September 10, 2021, the Company entered into a Voting Agreement (the “Voting Agreement”) with certain stockholders of the Company including CSL and Bayou, pursuant to which, among other things, such stockholders, representing approximately 52.7% of the securities of the Company entitled to vote, agreed to certain transfer restrictions until the stockholder approval of the Preferred Conversion and to vote in favor of the Preferred Conversion.

Shareholder Approval Required

Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) and, as a result is subject to the rules of the NYSE.

Section 312.03(c) requires shareholder approval prior to any issuance or sale of common stock in any transaction or series of related transactions if (1) the common stock to be issued has voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the common stock or (2) if the number of shares of common stock to be issued is equal to or in excess of 20% of the number of shares of common stock out-standing before the issuance of the common stock. As of the Record Date, we had 18,031,322 shares of Class A Common Stock outstanding and no shares of Class B Common Stock outstanding. Because the overall issuance of 6,000,001 shares of Class A Common Stock (subject to adjustment) upon the Preferred Conversion would exceed the 20% threshold set forth in 312.03(c) of the NYSE Listed Company Manual, we are required to obtain share-holder approval.

The Written Consent executed by the CSL Entities and Bayou pursuant to DGCL Section 228 and delivered to us is sufficient to approve the issuance of the Preferred Conversion and no further stockholder vote or other action is required.

Description of the Series A Preferred Stock

In connection with the closing of the Private Placement, the Company established the rights and preferences of the shares of the Preferred Stock pursuant to a Certificate of Designations (the “Certificate of Designations”), which are in addition to any rights and preferences of the Company’s preferred stock provided for in the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”). The Preferred Stock ranks senior to the Common Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution and winding up.

Dividends; Stated Maturity; Voting

The Preferred Stock is not entitled to receive any dividends of distributions from the Company other than generally participating equally and ratably with the holders of Common Stock if dividends or distributions are paid on the Common Stock.

The Preferred Stock has no stated maturity and will remain outstanding indefinitely unless converted into Class A Common Stock upon obtaining stockholder approval and effectiveness of the Registration Statement.

Other than as required by law, the Preferred Stock is non-voting; provided, however, that for so long as any Preferred Stock is outstanding, the consent of a majority-in-interest of the Preferred Stock will be necessary for the Company to effect any issuance of capital stock senior or on parity to the Preferred Stock.

Liquidation Preference

The Preferred Stock has a liquidation preference equal to the greater of (i) the original issue price of $7.00 per share of Preferred Stock, plus an amount equal to any and all accrued and unpaid dividends, if any, per share, in each case as adjusted for any stock dividends, splits, combinations or similar events and (ii) the product of (x) the amount per share that would have been payable to the holders of shares of Common Stock (assuming the conversion of each share of Preferred Stock to Class A Common Stock), multiplied by (y) the number of shares of Class A Common Stock into which each share of Preferred Stock is then convertible.

Mandatory Conversion

Following the later of the dates on which (i) stockholder approval is obtained and (ii) the Registration Statement is declared effective, each share of Preferred Stock issued and sold in the Private Placement will automatically be converted into the number of shares of Class A Common Stock equal to the aggregate liquidation preference divided by the original issue price of $7.00 per share, as adjusted for any stock dividends, splits, combinations or similar events plus cash in lieu of fractional shares. If the stockholder approval is not obtained, the Preferred Stock will not be convertible into shares of Class A Common Stock.

    ACTION TWO – APPROVAL OF THE RELATED PARTY ISSUANCE
    General

In connection with the Company’s initial public offering (the “IPO”), the Company entered into a Tax Receivable Agreement (the “TRA”) with certain pre-IPO holders (the “TRA Holders”), including CSL and Bayou. The TRA generally provided for the payment by the Company to each TRA Holder of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company actually realizes (computed using the estimated impact of state and local taxes) or is deemed to realize in certain circumstances.

In connection with the Basic Acquisition and Private Placement, on September 10, 2021, the Company entered into a Tax Receivable Termination and Settlement Agreement (the “TRA Termination Agreement) with the TRA Holders, including CSL and Bayou, pursuant to which, among other things, the TRA was terminated effective as of September 10, 2021. In consideration of the termination of the TRA, upon receipt of stockholder approval, pursuant to the TRA Termination Agreement, the Company will issue an aggregate of 376,185 shares of Class A Common Stock of the Company to CSL and Bayou.

    Shareholder Approval Required

Our Class A Common Stock is listed on the NYSE and, as a result is subject to the rules of the NYSE.

Section 312.03(b) requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions, to a director, officer or substantial security holder of the company (which terms include certain of the TRA Holders and/or their affiliates) if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent (1%) of the number of shares of common stock or one percent (1%) of the voting power outstanding before the issuance. As of the Record Date, we had 18,031,322 shares of Class A Common Stock and no shares of Class B Common Stock outstanding. Because CSL and Bayou are each a Related Party and the issuance of 376,185 shares of common stock to CSL and Bayou would exceed the 1% threshold, we are required to obtain shareholder approval.

The Written Consent executed by the CSL Entities and Bayou pursuant to DGCL Section 228 and delivered to us is sufficient to approve the issuance of the Related Party Issuance and no further stockholder vote or other action is required.

AVAILABILITY OF CERTAIN DOCUMENTS
A copy of our reports, statements and other information filed with the SEC have been posted on the Internet at www.sec.gov and on our corporate website, which is www.rangerenergy.com. The information provided on the Company’s website, other than copies of the documents listed or referenced above that have been or will be filed with the SEC, is not part of this Information Statement and is not incorporated into this Information Statement.

The charters for our Audit Committee and Compensation Committee, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are in the “Corporate Governance” section of our corporate website, which is www.rangerenergy.com.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one Information Statement in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the Information Statement to such stockholders upon receipt of a written or oral request to J. Brandon Blossman at the address below, or by calling (866) 648-8133.

Ranger Energy Services, Inc.
10350 Richmond Avenue, Suite 550
Houston, Texas 77042

If you hold your shares in street name and reside in a household that received only one copy of the Information Statement, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Information Statement, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors,
/s/ Stuart N. Bodden
Stuart N. Bodden President, Chief Executive Officer and Director
Houston, Texas
October 22, 2021

EXHIBIT A

WRITTEN CONSENT OF
THE MAJORITY STOCKHOLDERS OF
RANGER ENERGY SERVICES, INC.
October 21, 2021

The undersigned (the “Majority Stockholders”), collectively the holders of a majority of the voting power of the issued and outstanding shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), issued and outstanding shares of Class B common stock, par value $0.01, and granted and unvested shares of restricted stock awards entitled to vote of Ranger Energy Services, Inc., a Delaware corporation (the “Company”), acting as stockholders of the Company without a meeting pursuant to the authority granted by Section 2.14 of the Amended and Restated Bylaws of the Company and Section 6.1 of the Amended and Restated Certificate of Incorporation of the Company, do hereby consent to and adopt the following resolutions and take the following actions by written consent:

Preferred Conversion

WHEREAS, on September 10, 2021, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (each a “Purchaser” and collectively, the “Purchasers”), attached hereto as Exhibit A, pursuant to which, among other things, on October 1, 2021, the Company issued and sold in a private placement (the “Private Placement”) 6,000,001 newly issued shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock), in exchange for cash consideration in aggregate amount of $42 million.

WHEREAS, the Preferred Stock will automatically convert into shares of Class A Common Stock following receipt of stockholder approval for the issuance of Class A Common Stock to Purchasers under the NYSE Manual (as defined below) and effectiveness of a registration statement filed under the Securities Act of 1933, as amended, with respect to the resale of shares of Class A Common Stock received upon the preferred conversion (the “Preferred Conversion”).

WHEREAS, in connection with the Private Placement, on September 10, 2021, the Company entered into a voting agreement with certain stockholders of the Company including the Majority Stockholders, pursuant to which, among other things, such stockholders, representing 52.773% of the securities of the Company entitled to vote, have agreed to certain transfer restrictions until the stockholder approval and to vote in favor of the Preferred Conversion.

WHEREAS, the Company is subject to Section 312.03(c) of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”), which requires approval of stockholders by a majority of votes cast, prior to any issuance or sale of common stock in any transaction or series of related transactions if (1) the common stock to be issued has voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the common stock or (2) if the number of shares of common stock to be issued is equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock.

WHEREAS, because the issuance of 6,000,001 shares of Class A Common Stock to the Purchasers upon the Preferred Conversion would exceed the thresholds established by Section 312.03(c) of the NYSE Manual, the Preferred Conversion must be approved by a majority of votes cast by stockholders with respect thereto;

WHEREAS, as of the date hereof, the Majority Stockholders collectively own a majority in voting power of the securities of the Company entitled to vote, and therefore hold the requisite voting power to approve the Preferred Conversion in accordance with Section 312.03(c) of the NYSE Manual;

WHEREAS, the Majority Stockholders have determined to approve the Preferred Conversion and the transactions relating thereto; and

WHEREAS, the Majority Stockholders have determined that the approval of the Preferred Conversion and the transactions relating thereto shall be irrevocable, and the Majority Stockholders have determined to take no subsequent act that would revoke the approval contained in this consent.

NOW THEREFORE BE IT RESOLVED, that the Preferred Conversion be, and hereby is, approved in all respects, including, for avoidance of doubt, for purposes of Section 312.03(c) of the NYSE Manual;

FURTHER RESOLVED, that the approval of the Preferred Conversion contemplated in the above resolution shall be irrevocable and no action subsequently taken by the Majority Stockholders after the date of this written consent shall revoke the approvals contained in this written consent; and

FURTHER RESOLVED, that any officer or other duly authorized representative of the Company be, and each of them individually hereby is, authorized, empowered and directed to deliver this written consent to the Company and to take all such other action as may be deemed necessary or advisable to effect the Preferred Conversion.

Related Party Issuance

WHEREAS, on September 10, 2021, the Company entered into a Tax Receivable Termination and Settlement Agreement (the “TRA Termination Agreement”) with certain parties named therein, attached hereto as Exhibit B, pursuant to which, among other things, (i) the parties thereto agreed to terminate the Tax Receivable Agreement, dated as of August 16, 2017 (the “Tax Receivable Agreement”) and (ii) the Company agreed to issue shares of Class A Common Stock to the TRA Holders (as defined therein), on the terms and subject to the conditions set forth in the TRA Termination Agreement (the “Stock Issuance”);

WHEREAS, the transactions contemplated by the TRA Termination Agreement, including the Stock Issuance, have been approved by three disinterested members of the Company’s Board of Directors (the “Board”) (including two members of the Audit Committee thereof) in accordance with the Company’s Related Party Transactions Policy;

WHEREAS, the Company is subject to Rules 312.03(b) of the NYSE Manual which requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions, to a director, officer or substantial security holder of the company (which terms include certain of the TRA Holders and/or their affiliates) if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent (1%) of the number of shares of common stock or one percent (1%) of the voting power outstanding before the issuance;

WHEREAS, because the Stock Issuance may exceed the thresholds established by Rule 312.03(b) of the NYSE Manual, the Stock Issuance must be approved by a majority of votes cast by stockholders with respect thereto;

WHEREAS, as of the date hereof, the Majority Stockholders collectively own a majority in voting power of the securities of the Company entitled to vote, and therefore hold the requisite voting power to approve the Stock Issuance in accordance with Rule 312.03(b)of the NYSE Manual;

WHEREAS, the Majority Stockholders have determined to approve the Stock Issuance and the transactions relating thereto; and

WHEREAS, the Majority Stockholders have determined that the approval of the Stock Issuance and the transactions relating thereto shall be irrevocable, and the Majority Stockholders have determined to take no subsequent act that would revoke the approval contained in this consent.

NOW THEREFORE BE IT RESOLVED, that the Stock Issuance be, and hereby is, approved in all respects, including, for avoidance of doubt, for purposes of Rules 312.03(b) of the NYSE Manual;

FURTHER RESOLVED, that this consent shall be effective immediately upon the execution by an officer of the Company of the TRA Termination Agreement;

FURTHER RESOLVED, that the approval of the Stock Issuance contemplated in the above resolution shall be irrevocable and no action subsequently taken by the Majority Stockholders after the date of this written consent shall revoke the approvals contained in this written consent; and

FURTHER RESOLVED, that any officer or other duly authorized representative of the Company be authorized, empowered and directed to deliver this written consent to the Company and to take all such other action as may be deemed necessary or advisable to effect the Stock Issuance.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date set forth below their respective signature, thereby agreeing that the foregoing recitals and resolutions shall be of the same force and effect as if regularly adopted at a duly held special meeting of the Company’s stockholders. This written consent may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This written consent may be executed by facsimile or email transmission and such facsimile or email transmission shall be valid and binding to the same extent as if it was an original.

CSL ENERGY OPPORTUNITIES MASTER FUND, LLC

By: /s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Authorized Signatory

CSL FUND II PREFERRED HOLDINGS, LLC

By: /s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Authorized Signatory

CSL ENERGY HOLDINGS I, LLC

By: /s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Authorized Signatory

RANGER ENERGY HOLDINGS, LLC

By: /s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Authorized Signatory

RANGER ENERGY HOLDINGS II, LLC

By: /s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Authorized Signatory

TORRENT ENERGY HOLDINGS, LLC

By: /s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Authorized Signatory

TORRENT ENERGY HOLDINGS II, LLC

By: /s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Authorized Signatory

BAYOU WELL HOLDINGS COMPANY, LLC

By: /s/ Brett T. Agee
Name: Brett T. Agee
Title: Authorized Signatory